Exhibit 99
Unaudited Pro Forma Condensed Consolidated Financial Statements

The following pro forma condensed financial statements reflect adjustments to Meredith’s historical financial information to depict the sale of its local media group segment (“LMG”) to a subsidiary of Gray, as contemplated by the Agreement and Plan of Merger (“Merger Agreement”), as amended June 2, 2021 and October 6, 2021, with Gray Television, Inc., a Georgia corporation, and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly-owned subsidiary of Gray. This sale will be effected by (1) the Spin-Off, in which Meredith shareholders will receive interests in NMG SpinCo, which will hold Meredith's digital and magazine businesses, the MNI and PeopleTV businesses, and its corporate functions, followed immediately by (2) the Merger of Meredith, holding the assets of LMG, with a subsidiary of Gray (the “Transactions”). Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.

The Transactions will be accounted for as a reverse spin-off, for reasons including that the legacy shareholders will continue to hold NMG SpinCo Capital Stock and not Meredith Common Stock or Meredith Class B Stock and that senior management will continue to manage NMG SpinCo and not Meredith. The resulting accounting treatment is as though LMG is spun off and acquired by Gray, to leave behind NMG SpinCo, comprising Meredith's digital and magazine businesses, the MNI and PeopleTV businesses, and its corporate functions, which is the reverse of the legal form of the Transactions.

The pro forma condensed financial statements include the following pro forma adjustments to the historical financial information of Meredith:

•Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Transactions as follows:

◦in the pro forma condensed balance sheet, as though they occurred as of September 30, 2021; and
◦in the pro forma condensed statements of earnings (loss), the effects of the above pro forma balance sheet adjustments assuming those adjustments were made as of July 1, 2020.

◦Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of NMG SpinCo as an autonomous entity.

The pro forma condensed statements of earnings (loss) for the years ended June 30, 2020 and 2019 present LMG on a discontinued operations basis because that presentation is not yet required in the historical financial statements for those periods.

The pro forma adjustments are based on factually supportable and available information and certain assumptions that management believes are reasonable. In the opinion of management, all necessary adjustments have been made in preparing the pro forma condensed financial statements. However, such adjustments are estimates and actual experience may differ from expectations. The pro forma condensed financial statements presented do not purport to represent what the results of operations or financial position of NMG SpinCo would actually have been had the Transactions occurred on the dates noted above, or to project the results of operations or financial position of NMG SpinCo for any future periods. The pro forma condensed balance sheet does not give effect to, for example, cash generated by or used in operations, or collection of long-term receivables, after September 30, 2021.

The pro forma condensed financial statements have been derived from the historical audited consolidated financial statements of Meredith included in its Annual Report on Form 10-K for the year ended June 30, 2021, and from the historical unaudited condensed consolidated financial statements of Meredith included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

The pro forma condensed financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of Meredith Corporation included in its Annual Report on Form 10-K for the year ended June 30, 2021 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2021

		Transaction Accounting Adjustments
Assets	(a) As Originally Reported	(b) Separation Adjustments	(c) Other		Pro Forma
(In millions)
Current assets
Cash and cash equivalents	$269.0	$(0.3)	$(877.0)	(1)	$48.1
			695.0	(2)
			(38.6)	(3)
Accounts receivable, net	501.3	(134.8)	—		366.5
Inventories	29.7	—	—		29.7
Current portion of subscription acquisition costs	226.2	—	—		226.2
Other current assets	58.0	(17.3)	—		40.7
Total current assets	1,084.2	(152.4)	(220.6)		711.2
Property, plant, and equipment	865.9	(337.2)	—		528.7
Less accumulated depreciation	(518.8)	223.7	—		(295.1)
Net property, plant, and equipment	347.1	(113.5)	—		233.6
Operating lease assets	364.3	(20.1)	—		344.2
Subscription acquisition costs	178.5	—	—		178.5
Other assets	264.8	(9.7)	(2.3)	(2)	259.3
			6.5	(2)
Intangible assets, net	1,545.2	(717.2)	—		828.0
Goodwill	1,719.2	(81.4)	—		1,637.8
Total assets	$5,503.3	$(1,094.3)	$(216.4)		$4,192.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)
As of September 30, 2021

		Transaction Accounting Adjustments
Liabilities and Shareholders' Equity	(a) As Originally Reported	(b) Separation Adjustments	(c) Other		Pro Forma
(In millions except per share data)
Current liabilities
Current portion of long-term debt	$4.1	$—	$(4.1)	(1)	$18.1
			18.1	(2)
Current portion of operating lease liabilities	36.5	(2.0)	—		34.5
Accounts payable	195.1	(26.7)	—		168.4
Accrued expenses and other liabilities	140.5	(60.3)	66.9	(4)	147.1
Current portion of unearned revenues	401.3	(5.3)	—		396.0
Total current liabilities	777.5	(94.3)	80.9		764.1
Long-term debt	2,743.5	—	(2,743.5)	(1)	683.4
			683.4	(2)
Operating lease liabilities	425.0	(18.3)	—		406.7
Unearned revenues	215.6	—	—		215.6
Deferred income taxes	462.4	—	(66.9)	(4)	395.5
Other noncurrent liabilities	198.8	(8.8)	—		190.0
Total liabilities	4,822.8	(121.4)	(2,046.1)		2,655.3

Shareholders' equity
Series preferred stock, par value $1 per share	—	—	—		—
Common stock, par value $1 per share	40.7	—	—		40.7
Class B stock, par value $1 per share, convertible to common stock	5.1	—	—		5.1
Additional paid-in capital	185.7	—	7.8	(5)	193.5
Retained earnings	531.1	(971.2)	1,680.8	(3)	1,381.8
			972.9	(3)
			(824.0)	(3)
			(7.8)	(5)
Accumulated other comprehensive loss	(82.1)	(1.7)	—		(83.8)
Total shareholders' equity	680.5	(972.9)	1,829.7		1,537.3
Total liabilities and shareholders' equity	$5,503.3	$(1,094.3)	$(216.4)		$4,192.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Three Months Ended September 30, 2021

		Transaction Accounting Adjustments
(In millions except per share data)	(a) As Originally Reported	(b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues
Advertising related	$338.2	$(81.6)	$—		$—	$256.6
Consumer related	345.9	(96.8)	—		—	249.1
Other	24.5	(3.7)	—		—	20.8
Total revenues	708.6	(182.1)	—		—	526.5
Operating expenses
Production, distribution, and editorial	266.4	(95.4)	—		—	171.0
Selling, general, and administrative	319.0	(36.5)	(4.1)	(6)	3.2	281.6
Acquisition, disposition, and restructuring related activities	18.4	—	—		—	18.4
Depreciation and amortization	28.8	(6.6)	—		—	22.2
Total operating expenses	632.6	(138.5)	(4.1)		3.2	493.2
Income from operations	76.0	(43.6)	4.1		(3.2)	33.3
Non-operating income, net	1.5	(0.3)	—		—	1.2
Interest expense, net	(38.3)	—	27.1	(2)	—	(11.2)
Earnings from continuing operations before income taxes	39.2	(43.9)	31.2		(3.2)	23.3
Income tax expense	(14.4)	11.2	(8.0)	(7)	0.8	(10.4)
Earnings from continuing operations	$24.8	$(32.7)	$23.2		$(2.4)	$12.9

Earnings from continuing operations	$24.3	$(32.7)	$23.2		$(2.4)	$12.7
attributable to common shareholders			0.3	(8)

Basic earnings per share attributable to common shareholders
Continuing operations	$0.52					$0.27
Basic average common shares outstanding	46.5					46.5

Diluted earnings per share attributable to common shareholders
Continuing operations	$0.51					$0.27
Diluted average common shares outstanding	47.2					47.1

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Year Ended June 30, 2021

		Transaction Accounting Adjustments
(In millions except per share data)	(e) As Originally Reported	(b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues
Advertising related	$1,525.6	$(475.9)	$—		$—	$1,049.7
Consumer related	1,370.6	(377.8)	—		—	992.8
Other	81.2	(14.9)	—		—	66.3
Total revenues	2,977.4	(868.6)	—		—	2,108.8
Operating expenses
Production, distribution, and editorial	1,024.5	(362.4)	—		—	662.1
Selling, general, and administrative	1,278.3	(161.6)	7.8	(5)	10.8	1,128.6
			(6.7)	(6)
Acquisition, disposition, and restructuring related activities	(49.8)	(7.3)	—		—	(57.1)
Depreciation and amortization	163.0	(28.6)	—		—	134.4
Total operating expenses	2,416.0	(559.9)	1.1		10.8	1,868.0
Income from operations	561.4	(308.7)	(1.1)		(10.8)	240.8
Non-operating income, net	10.8	(1.0)	—		0.4	10.2
Interest expense, net	(178.6)	0.2	24.8	(2)	—	(153.6)
Earnings from continuing operations before income taxes	393.6	(309.5)	23.7		(10.4)	97.4
Income tax expense	(87.0)	78.9	(6.0)	(7)	2.6	(11.5)
Earnings from continuing operations	$306.6	$(230.6)	$17.7		$(7.8)	$85.9

Earnings from continuing operations	$291.4	$(230.6)	$17.7		$(7.8)	$82.0
attributable to common shareholders			11.3	(8)

Basic earnings per share attributable to common shareholders
Continuing operations	$6.31					$1.77
Basic average common shares outstanding	46.2					46.2

Diluted earnings per share attributable to common shareholders
Continuing operations	$6.27					$1.76
Diluted average common shares outstanding	46.5					46.4

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Loss
Year Ended June 30, 2020

(In millions except per share data)	(e) As Originally Reported	(f) Reclassification Adjustments	Pro Forma
Revenues
Advertising related	$1,399.0	$(330.5)	$1,068.5
Consumer related	1,348.7	(347.9)	1,000.8
Other	100.9	(13.5)	87.4
Total revenues	2,848.6	(691.9)	2,156.7
Operating expenses
Production, distribution, and editorial	1,047.6	(342.9)	704.7
Selling, general, and administrative	1,259.1	(145.6)	1,113.5
Acquisition, disposition, and restructuring related activities	26.8	(2.3)	24.5
Depreciation and amortization	219.9	(34.3)	185.6
Impairment of goodwill and other long-lived assets	389.3	(22.3)	367.0
Total operating expenses	2,942.7	(547.4)	2,395.3
Loss from operations	(94.1)	(144.5)	(238.6)
Non-operating expense, net	(1.3)	(1.0)	(2.3)
Interest expense, net	(145.8)	1.3	(144.5)
Loss from continuing operations before income taxes	(241.2)	(144.2)	(385.4)
Income tax benefit	32.2	36.8	69.0
Loss from continuing operations	$(209.0)	$(107.4)	$(316.4)

Loss from continuing operations attributable to common shareholders	$(450.7)	$(107.4)	$(558.1)

Basic loss per share attributable to common shareholders
Continuing operations	$(9.85)		$(12.21)
Basic average common shares outstanding	45.7		45.7

Diluted loss per share attributable to common shareholders
Continuing operations	$(9.85)		$(12.21)
Diluted average common shares outstanding	45.7		45.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Earnings (Loss)
Year Ended June 30, 2019

(In millions except per share data)	(e) As Originally Reported	(f) Reclassification Adjustments	Pro Forma
Revenues
Advertising related	$1,686.6	$(449.4)	$1,237.2
Consumer related	1,416.8	(316.5)	1,100.3
Other	85.1	(9.1)	76.0
Total revenues	3,188.5	(775.0)	2,413.5
Operating expenses
Production, distribution, and editorial	1,161.2	(320.7)	840.5
Selling, general, and administrative	1,350.0	(149.2)	1,200.8
Acquisition, disposition, and restructuring related activities	100.9	(1.0)	99.9
Depreciation and amortization	247.6	(32.1)	215.5
Impairment of goodwill and other long-lived assets	41.8	—	41.8
Total operating expenses	2,901.5	(503.0)	2,398.5
Income from operations	287.0	(272.0)	15.0
Non-operating income, net	24.2	(2.1)	22.1
Interest expense, net	(170.6)	—	(170.6)
Earnings (loss) from continuing operations before income taxes	140.6	(274.1)	(133.5)
Income tax benefit (expense)	(11.5)	69.9	58.4
Earnings (loss) from continuing operations	$129.1	$(204.2)	$(75.1)

Earnings (loss) from continuing operations attributable to common shareholders	$50.8	$(204.2)	$(153.4)

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$1.12		$(3.39)
Basic average common shares outstanding	45.3		45.3

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$1.12		$(3.39)
Diluted average common shares outstanding	45.5		45.3

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a.Amounts as originally reported by Meredith in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.
b.Represents the elimination of the net assets and results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment but will be retained by NMG SpinCo in connection with the Transactions, together with certain other associated net assets that will be transferred in the Transactions.
c.Other transaction-related pro forma adjustments are as follows:
1.NMG SpinCo is required to make a cash payment of an amount that will result in the net debt (calculated as outstanding principal plus debt breakage fees minus LMG cash on hand to be transferred in the Transactions to Gray) being equal to $1,950.0 million, as adjusted for Meredith equity awards retired or issued prior to closing and as may be further adjusted downward for unpaid expenses incurred by Meredith. The cash payment depicted in the pro forma condensed financial statements is calculated as set forth below:

(In millions)
Carrying value of long-term debt at September 30, 2021
Current portion of long-term debt	$4.1
Long-term debt	2,743.5
Total long-term debt		$2,747.6
Unamortized discount and debt issuance costs relating to debt repaid in connection with the Transactions		42.7
Debt breakage fees		63.0
Pro forma closing net debt amount		2,853.3
Adjusted target net debt
Target net debt	1,950.0
Adjustment for warrants redemption (1)	26.0
less: Adjusted target net debt		(1,976.0)
Debt repaid with NMG SpinCo cash		877.3
Adjustment for LMG cash on hand at September 30, 2021		(0.3)
Net cash payment required (2)		$877.0
___________________
(1)This adjustment results from a June 30, 2021 payment by Meredith of $67.0 million to redeem warrants to purchase up to 1,625,000 shares of Meredith Common Stock.
(2)The amount of the actual net cash payment required is dependent on factors including actual total long-term debt at the date of the closing of the Transactions. In addition, pursuant to the Consent Agreement, if the closing of the Transactions occurs but does not occur on or before December 1, 2021, then for each day thereafter until the closing, the target net debt amount will be reduced (and as a result, the net cash payment required will be increased) by $725,000, subject to certain limitations set forth in the Consent Agreement.

2.Represents the impact of new debt facilities entered into by NMG SpinCo, as follows:

Facility	Pro forma outstanding as of September 30, 2021 (In millions)			Interest terms(1)	Pro forma interest expense(2) (In millions)
	Principal balance	Unamortized debt issuance costs	Carrying value		Three months ended September 30, 2021	Year ended June 30, 2021
$725 million term loan	$725.0	$(23.5)	$701.5	L+5.25%(3)	$10.9	$44.3
$200 million revolving credit facility	—	(6.5)	(6.5)	L+5.25%	0.3	1.3
Total long-term debt	725.0	(30.0)	695.0		$11.2	$45.6
Reclass revolver debt issuance costs (4)	—	6.5	6.5
Current portion of long-term debt	(18.1)	—	(18.1)
Long-term debt	$706.9	$(23.5)	$683.4
___________________
(1)L is an abbreviation for London Interbank Offered Rate (“LIBOR”)
(2)Includes amortization of deferred debt issuance costs
(3)LIBOR subject to a floor of 0.50%
(4)Debt issuance costs associated with the revolving credit facility will be capitalized as an asset and accordingly are excluded from the calculation of long-term debt.
The extent to which the revolving credit facility is funded at closing will be dependent on the amount of the required cash payment described in note (1) above and available cash on hand as of that date, which will be impacted by factors including cash flows generated from or used in operations and collections of long-term receivables prior to closing. On a pro forma basis, giving consideration to historical cash on hand as of September 30, 2021, no funding of the revolving credit facility is required.
Pro forma adjustments to interest expense are calculated as follows:

(In millions)	Three months ended September 30, 2021	Year ended June 30, 2021
Interest expense on historical debt facilities	$(38.3)	$(178.4)
Interest expense on new debt facilities	11.2	45.6
Debt breakage fees	—	63.0
Acceleration of amortization of debt issuance costs relating to debt repaid in connection with the Transactions	—	42.7
Acceleration of amortization of debt issuance costs relating to terminated revolving credit facility ($0 outstanding)	—	2.3
Net interest expense adjustment	$(27.1)	$(24.8)

As a consequence of the interest rate floor of the $725 million term loan and the absence of outstanding principal on the $200 million revolving credit facility, a 1/8% increase or decrease in LIBOR would have no impact on interest expense.

3.The gain on disposal is calculated as follows:

(In millions)
Cash distribution to shareholders based on merger consideration of $16.99 per share – See below		$824.0
Adjusted target net debt satisfied by Gray		1,976.0
Net consideration		2,800.0
LMG cash on hand sent to Gray in Transactions		0.3
Net assets disposed of
Assets	1,094.3
Liabilities	(121.4)
Less: Net assets disposed of		(972.9)
Unamortized discount and debt issuance costs		(45.0)
Debt breakage fees		(63.0)
Other transaction-related expenses
Estimated transaction fees(1)	(32.0)
Settlement of share-based awards(2)	(6.6)
Total other transaction-related expenses		(38.6)
Pro forma gain on disposal		$1,680.8
___________________
(1)Transaction fees do not include advisor fees that are not contingent upon consummation of the Transactions
(2)Amounts paid out for share-based compensation related to unvested NMG SpinCo awards held by LMG employees
As a result of the legal form of the Transactions, it is anticipated that the gain on disposal will not result in incremental corporate income tax expense. Accordingly, the pro forma gain on sale has not been reduced by an income tax charge.
The number of shares expected to be entitled to merger consideration and the total cash distribution to shareholders are set forth below:

(In millions except per share data)
Total shares to receive merger consideration
Common stock, par value $1 per share	40.7
Class B stock, par value $1 per share, convertible to common stock	5.1
Restricted stock issued under historical share-based compensation plans	1.8
Stock options issued under historical share-based compensation plans (1)	0.8
Other equity instruments issued under historical share-based compensation plans	0.1
Total number of shares	48.5
Total cash distribution to shareholders at $16.99 per share	$824.0
___________________
(1)Stock options count calculated using treasury stock method
4.Represents the establishment of a $66.9 million income tax payable related to unearned magazine subscription revenue for which income taxes become payable as a result of the change in control that occurs upon the consummation of the Transactions. A corresponding deferred tax asset (recognized as a reduction of the net deferred tax liability) also is recognized due to the fact that related subscription revenue, and resulting income tax expense, are not recognized in the statements of earnings until magazine issues are subsequently delivered to subscribers.
5.Represents the one-time effect of acceleration of share-based compensation expense for employees remaining with NMG SpinCo related to the LMG portion of historical Meredith awards being canceled and paid out.

6.Represents pro forma reduction of ongoing share-based compensation expense for employees remaining with NMG SpinCo after consummation of the Transactions. The pro forma reduction of expense results from the cancelation of the LMG portion of historical Meredith awards discussed in note (5).
7.Represents income tax effects of all required adjustments using the Meredith’s statutory rate of 25.5% during the periods presented.
8.Represents the impact on earnings attributable to common shareholders of the settlement of share-based compensation awards of LMG employees.
d.Represents incremental costs that, in the absence of action to avoid such costs (i.e., management’s intent to implement cost-savings initiatives to reduce the corporate burden on the business), would be expected to be incurred by NMG SpinCo as a standalone entity. The expenses include selling, general, and administrative corporate costs of Meredith that were historically allocated to LMG. Adjustments specifically include amounts related to IT and administrative services, as well as other corporate costs.
e.Amounts as originally reported by Meredith in its Annual Report on Form 10-K for the year ended June 30, 2021.
f.Represents the elimination from continuing operations of the results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment, but will be transferred to NMG immediately prior to the Transactions. As LMG is being disposed of in a spin-off transaction rather than by sale, those operations are not yet required to be presented as discontinued operations in the historical financial statements and accordingly are reclassified herein on a pro forma basis.